Exhibit 99.1

Zoned Properties Announces the Appointment of Cole Stevens to the Board of Directors

SCOTTSDALE, Ariz., November 27, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, is pleased to announce the appointment of Cole Stevens to its Board of Directors, effective immediately.

Mr. Stevens brings over a decade of expertise in capital markets advisory, corporate finance, and leading strategic growth initiatives, with a proven track record of driving value and expansion for companies across multiple sectors, including technology, healthcare, and real estate. As President of AllAccess Capital Markets, he has consistently demonstrated the leadership and financial insight required to guide organizations through growth and transformation. His strategic experience will be invaluable to Zoned Properties as it pursues its mission to deliver innovative, value-driven real estate solutions in emerging regulated markets.

“We are honored to welcome Cole Stevens to our Board of Directors,” said Bryan McLaren, Chief Executive Officer of Zoned Properties. “Cole’s deep understanding of capital markets, coupled with his vision for building on our strategic growth roadmap, will be instrumental in helping us accelerate our development strategy and strengthen our competitive position. His insights and leadership will bring significant value as we focus on both short-term achievements and building long-term shareholder value.”

Commenting on his appointment, Mr. Stevens shared, “I am thrilled to join Zoned Properties’ Board of Directors and support its ambitious vision in the regulated cannabis real estate industry. The Company is well-positioned to meet the unique demands of this market, and I look forward to collaborating with the leadership team to unlock new growth opportunities and shape strategic decisions that deliver lasting value. I am excited to be part of Zoned Properties’ journey as it redefines the possibilities for real estate in this high-growth sector.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com